Exhibit 10.28

Loan Agreement between Changzhou City Wujin Best Electronic Cables Co., Ltd., and Wujin Agriculture Bank, pursuant to which Wujin Agriculture Bank provided a loan with a total amount of RMB10, 000,000 . The loan term is from December 26, 2011 to March 23, 2012. The annual interest rate is 6.405% .